
                        SYSTEM ENERGY RESOURCES, INC.
                          PRO FORMA  BALANCE SHEET
                               JUNE 30, 1997
                                 (Unaudited)

                                                             Adjustments to Reflect
                                                             Transactions Proposed
                                                        Before     In Present        After
                    ASSETS                           Transactions    Filing       Transaction
                                                                  (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                     $134                        $134
    Temporary cash investments - at cost,
      which approximates market:
        Associated companies                               45,351                      45,351
        Other                                             111,810                     111,810
                                                       ----------                  ----------
           Total cash and cash equivalents                157,295                     157,295
  Accounts receivable:
    Associated companies                                   77,807                      77,807
    Other                                                   3,342                       3,342
  Materials and supplies - at average cost                 65,965                      65,965
  Deferred nuclear refueling outage costs                  16,498                      16,498
  Prepayments and other                                     5,976                       5,976
                                                       ----------                  ----------
           Total                                          326,883                     326,883
                                                       ----------                  ----------

Other Property and Investments:
  Decommissioning trust fund                               72,372                      72,372
                                                       ----------                  ----------

Utility Plant:
  Electric                                              3,010,761                   3,010,761
  Electric plant under leases                             441,467                     441,467
  Construction work in progress                            39,454                      39,454
  Nuclear fuel under capital lease                         65,501                      65,501
                                                       ----------                  ----------
           Total                                        3,557,183                   3,557,183
  Less - accumulated depreciation and amortization      1,032,062                   1,032,062
                                                       ----------                  ----------
           Utility plant - net                          2,525,121                   2,525,121
                                                       ----------                  ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    SFAS 109 regulatory asset - net                       254,511                     254,511
    Unamortized loss on reacquired debt                    54,585                      54,585
    Other regulatory assets                               197,711                     197,711
  Other                                                    14,880                      14,880
                                                       ----------                  ----------
           Total                                          521,687                     521,687
                                                       ----------                  ----------

           TOTAL                                       $3,446,063                  $3,446,063
                                                       ==========                  ==========


                      SYSTEM ENERGY RESOURCES, INC.
                        PRO FORMA  BALANCE SHEET
                            JUNE 30, 1997
                             (Unaudited)

                                                       Adjustments to Reflect
                                                       Transactions Proposed
                                                Before     In Present       After
LIABILITIES AND SHAREHOLDER'S EQUITY         Transactions    Filing      Transaction
                                                           (In Thousands)
Current Liabilities:
  Currently maturing long-term debt               $70,000                    $70,000
  Accounts payable:
    Associated companies                           25,665                     25,665
    Other                                          16,713                     16,713
  Taxes accrued                                    76,197                     76,197
  Interest accrued                                 37,407                     37,407
  Obligations under capital leases                 28,000                     28,000
  Other                                             1,862                      1,862
                                               ----------                 ----------
           Total                                  255,844                    255,844
                                               ----------                 ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes               591,474                    591,474
  Accumulated deferred investment tax credits     101,909                    101,909
  Obligations under capital leases                 37,501                     37,501
  FERC Settlement - refund obligation              50,640                     50,640
  Other                                           198,451                    198,451
                                               ----------                 ----------
           Total                                  979,975                    979,975
                                               ----------                 ----------

Long-term debt                                  1,359,068                  1,359,068

Common Shareholder's Equity:
  Common stock, no par value, authorized
    1,000,000 shares; issued and outstanding
    789,350 shares                                789,350                    789,350
  Retained earnings                                61,826                     61,826
                                               ----------                 ----------
           Total                                  851,176                    851,176
                                               ----------                 ----------

           TOTAL                               $3,446,063                 $3,446,063
                                               ==========                 ==========

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
                         SYSTEM ENERGY RESOURCES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                                          Adjustments to Reflect
                                                          Transactions Proposed
                                                    Before      In Present        After
                                                  Transaction     Filing       Transaction
                                                              (In Thousands)
Operating Revenues                                   $623,509                     $623,509
                                                     --------                     --------

Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses                    43,208                       43,208
     Nuclear refueling outage expenses                  8,863                        8,863
     Other operation and maintenance                  105,918                      105,918
  Depreciation, amortization, and decommissioning     139,174                      139,174
  Taxes other than income taxes                        27,255                       27,255
                                                     --------                     --------
        Total                                         324,418                      324,418
                                                     --------                     --------

Operating Income                                      299,091                      299,091
                                                     --------                     --------

Other Income:
  Allowance for equity funds used
   during construction                                  1,036                        1,036
  Miscellaneous - net                                   7,009                        7,009
                                                     --------                     --------
        Total                                           8,045                        8,045
                                                     --------                     --------

Interest Charges:
  Interest on long-term debt                          122,263                      122,263
  Other interest - net                                  7,257                        7,257
  Allowance for borrowed funds used
   during construction                                 (1,034)                      (1,034)
                                                     --------                     --------
        Total                                         128,486                      128,486
                                                     --------                     --------

Income Before Income Taxes                            178,650                      178,650

Income Taxes                                           78,456                       78,456
                                                     --------                     --------

Net Income                                           $100,194                     $100,194
                                                     ========                     ========

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

                     SYSTEM ENERGY RESOURCES, INC.
                        PRO FORMA CONSOLIDATED
                    STATEMENT OF RETAINED EARNINGS
                            (Unaudited)

                                                   Adjustments to Reflect
                                                   Transactions Proposed
                                             Before      In Present      After
                                           Transaction    Filing      Transaction
                                                       (In Thousands)
Retained Earnings, July 1, 1996                $86,532                    $86,532
  Add:
    Net income                                 100,194                    100,194
                                              --------                   --------
        Total                                  186,726                    186,726
                                              --------                   --------
  Deduct:
    Dividends declared                         124,900                    124,900
                                              --------                   --------

Retained Earnings - June 30, 1997              $61,826                    $61,826
                                              ========                   ========